LEASE AMENDMENT NO. 2

     This Lease Amendment No. 2 (this "Amendment") is executed as of August 31, 2004, between WPP HOLDINGS, L.L.C., a Delaware limited liability company, as successor to WHWPP Real Estate Limited Partnership, a Delaware limited partnership ("Landlord") ("Landlord") and MDI TECHNOLOGIES, INC., a Missouri corporation ("Tenant") for the purpose of amending the Lease Agreement dated October 23, 2000, as amended by Lease Amendment No. 1 dated April 10, 2003 (collectively, the "Lease"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

                          RECITALS:

     WHEREAS, Tenant is currently occupying Suite 100, containing 12,022 rentable square feet of space (the "Premises") and the storage area commonly known as Storage Unit 10 (S-10), containing 215 rentable square feet of space (the "Storage Space"), all of which are located in the Building numbered 940 West Port Plaza, St. Louis, Missouri in that multi-building development commonly known as West Port Plaza and legally described on Exhibit A, attached hereto; and

     WHEREAS, Landlord has agreed to extend the term of the Lease on the terms and conditions contained herein.

                         AGREEMENTS:

     For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. Extension of Term. The Term of the Lease is hereby extended such that it expires at 5:00 p.m., St. Louis, Missouri time on December 31, 2010 (the "Expiration Date"), unless sooner terminated as provided in the Lease.

     2. Effective Date. The effective date of this Amendment shall be thirty (30) days after this Amendment is executed (the "Effective Date").

     3. Condition of Premises. Except as set forth in Exhibit B, attached hereto and incorporated herein, Tenant accepts the Premises in its "AS IS" condition.

     4.  Base Rent - Storage Space.  As of the Effective
Date, there shall be no amount of Base Rent due and owing for the Storage Space.

     5. Base Rent - Premises. As of the Effective Date, the monthly Base Rent for the Premises shall be the following amounts for the following periods of time:

     Lease Month     Per Square Foot    Monthly Base Rent

        1-12             $21.00            $21,038.50
        13-24            $21.50            $21,539.42
        25-36            $22.00            $22,040.33
        37-48            $22.50            $22,541.25
        61-72            $23.50            $23,543.08
  73-Expiration Date     $24.00            $24,044.00

As of the Effective Date, the Base Year for the Premises shall be calendar year 2004.

     6. Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than Golub & Company, whose commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

     7. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect except that Exhibit I (Guaranty) is deleted as of the Effective Date, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.


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     8.  Binding Effect; Governing Law.  Except as modified
hereby, the Lease shall remain in full force and effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State of Missouri.

     9. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

    10. List of Exhibits. All exhibits and attachments hereto are incorporated herein by this reference.

         Exhibit A - Legal Description
         Exhibit B - Tenant-Finish Work
         Exhibit C - Agency Disclosure

     Executed as of the date first written above.

LANDLORD:                  WPP HOLDINGS, LLC,
                           a Delaware limited liability
                           company


                           By:___________________________
                           Name:_________________________
                           Title:________________________

TENANT:                    MDI TECHNOLOGIES, INC.,
                           a Missouri corporation


                           By:___________________________
                           Name:_________________________
                           Title:________________________

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                       EXHIBIT A
                   LEGAL DESCRIPTION


Lot C-1 of Plat of Resubdivision of Lot C of West Port Plaza as per plat recorded in Plat Book 346 pages 397 and 398 of the Office of the Recorder of Deeds of St. Louis County,
Missouri.


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                       EXHIBIT B
 TENANT FINISH-WORK:  WORK OF LIMITED SCOPE (NO PLANS)

              (Landlord Performs the Work)

     1. Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their "AS-IS" condition on the date that this Lease is entered into.

     2. Scope of Work. Landlord, at its expense, shall perform the following work in the Premises (the "Work"): (a) paint the walls in the Premises in Tenant s choice of color using such paint and quantities as Landlord deems standard for the Building.

     3. Tenant Improvement Allowance. In 2006, the Landlord shall provide to Tenant a Tenant improvement allowance not to exceed Fifteen Thousand Dollars ($15,000) (the "Tenant Improvement Allowance") to be applied toward the cost of recarpeting the Premises. The Tenant Improvement Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of recarpeting the Premises, if, as, and when the cost of the Work is actually incurred and paid by Landlord. The Tenant Improvement Allowance must be used by December 31, 2006, or shall be deemed forfeited with no further obligation by Landlord with respect thereto.


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                       EXHIBIT C
                   AGENCY DISCLOSURE

Agency Relationship Confirmation

Property Address:  940 West Port Plaza, Suite 200,
St. Louis, Missouri  63146

Part I.  Landlord's Agent/Subagent

To Prospective Tenant: Tenant understands that Golub & Company and its salespersons are acting on behalf of Landlord. Tenant acknowledges that (a) disclosure of this relationship was communicated no later than the first showing of the property, or immediately upon the occurrence of a change to the relationships if required by rule or regulation, and (b) they have received a Missouri Broker Disclosure Form. Compensation to Landlord's agent(s) will be paid by Landlord.

Tenant:            MDI TECHNOLOGIES, INC.,
                   a Missouri corporation


                   By:________________________________
Date_______________

Landlord's Agent:  GOLUB & COMPANY


                   By:________________________________
Date_______________

Part II.  Tenant's Agent

To Landlord: Landlord understands that Tenant is representing itself, i.e.: Tenant does not have a broker.

Landlord acknowledges that (a) disclosure of this relationship was communicated no later than the first showing of the property, or immediately upon the occurrence of a change to the relationships if required by rule or regulation, and (b) they have received a Missouri Broker
Disclosure Form.

Landlord:          WPP HOLDINGS, LLC,
                   a Delaware limited liability company


                   By:________________________________
Date_______________


Tenant             MDI TECHNOLOGIES, INC.,
                   a Missouri corporation


                   By:________________________________
Date_______________

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